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                                                                     EXHIBIT 3.7

                                     BYLAWS
                                       OF

                                ACL CAPITAL CORP.
                                  May 29, 1998

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                                   ARTICLE I.

                             Stockholders' Meetings.

         Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date in June, July, August, September or October, as the Board of Directors may designate, either within or without the State of Delaware.

         Special Meetings. Special meetings of the stockholders shall be held whenever called by the President, by a majority of the Directors, or by stockholders holding at least one-fourth of the number of shares of Common Stock entitled to vote.

         Time and Place. The time and place of each meeting of the stockholders shall be stated in the notice of the meeting.

         Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the time and place thereof, and, if a special meeting, the purpose or purposes in general terms for which the meeting is called, shall not less than ten (10) days before such meeting be served upon or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the books of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then to the address designated in such request.

         Quorum. The holders of a majority of the outstanding shares of Capital Stock entitled to vote shall constitute a quorum at any meeting of the stockholders. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

         Record Date. The Board of Directors may fix in advance a date to determine shareholders entitled to notice or to vote at any meeting of shareholders, to receive any dividend, or for any other purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders.

         Votes and Proxies. At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one (1) vote for each share of stock having voting power registered in his name on the books of the Corporation. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.
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         All elections of directors shall be held by ballot. If the chairman of the meeting shall so determine, a vote may be taken upon any other matter by ballot and shall be so taken upon the request of any stockholder entitled to vote on such matter.

         Conduct of Meeting. The President shall preside over all meetings of the stockholders and prescribe rules of procedure therefor. If he is not present, or if there is none in office, the Vice President shall preside, or, if none be present, a chairman shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of the meeting, if he is present. If he is not present, the President shall appoint a Secretary of the meeting. The chairman of the meeting shall appoint one or more inspectors of election who shall determine the qualification of voters, the validity of proxies, and the results of ballots.

                                   ARTICLE II.

                               Board of Directors.

         Number, Term and Election. The Board of Directors shall be elected at the annual meeting of the stockholders or at any special meeting held in lieu thereof. The business and property of the Corporation shall be conducted and managed by a Board consisting of not less than three (3) nor more than five (5) directors, none of whom needs to be a stockholder. The Board of Directors of the corporation shall initially be composed of three (3) directors, but the Board may at any time by resolution increase or decrease the number of directors to not more than five (5) nor less than three (3), and the vacancies resulting from any such increase shall be filled as provided in this Article II.

         Each director shall hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death or resignation.

         Quorum. A majority of the Directors shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

         Removal and Vacancies. The stockholders at any meeting, by a vote of the holders of a majority of all the shares of Capital Stock at the time outstanding and having voting power, may remove any Director and fill any vacancy. Vacancies arising among the directors, including a vacancy resulting from an increase by the Board of Directors in the number of directors, so long as the increase so created is not more than two, may be filled by the remaining Directors, though less than a quorum of the Board, unless sooner filled by the stockholders. Vacancies filled by the Directors may be subject to such rules, regulations, and criteria as the Board of Directors may from time to time prescribe.

         Meetings and Notices. Meetings of the Board of Directors shall be held at such times and places as may, from time to time, be fixed by resolution of the Board or by the President, or the Secretary, and as may be specified in the notice or waiver of notice of any meeting. Special Meetings of the Board of Directors may be held at any time upon the call of the President or the Secretary, or any two (2) of the directors in office. Notice of any meetings shall be given by mailing or delivering such notice to each Director at his residence or business address or by

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telephoning or telegraphing it to him at least twenty-four hours before the meeting. Any such notice shall state the time and place of the meeting.

         Any action required to be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action so to be taken, shall be signed by all the Directors and filed with the Secretary. Such consent shall have the same force and effect as a unanimous vote.

         Any action required to be taken at a meeting of the Board may be taken by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such meeting is conducted, a written record shall be made of the action taken at such meeting.

                                  ARTICLE III.

                                    Officers

         Officers. The Board of Directors shall elect the following executive officers of the Corporation at the first Meeting of the Board of Directors held after the annual meeting of the stockholders:

                           A President
                           One or more Vice President
                           A Secretary
                           A Treasurer

The Board of Directors may, in their discretion, also elect such subordinate offices as may, from time to time, be deemed desirable.

         All officers elected by the Board of Directors shall, unless removed by the Board of Directors as hereinafter set forth, hold office until the first meeting of the Board of Directors after the next annual meeting of the stockholders and until their successors are elected. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         The President may appoint such additional subordinate officers as he may deem necessary for the efficient conduct of the affairs of the Corporation.

         The powers, duties, and responsibilities of officers and employees of the Corporation not prescribed in these bylaws shall be established from time to time by the Board of Directors or by the President.

         President. The President shall be elected from among the Directors and shall be the Chief Executive Officer of the Corporation. Subject to the direction of the Board of Directors, he shall perform all duties incident to the office of a President of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors.

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         Vice President. The powers, duties, and responsibilities of the Vice
Presidents shall be fixed by the President with the approval of the Board of Directors.

         Secretary. The Secretary shall attend all meetings of the stockholders, the Board of Directors and record their proceedings, unless a temporary secretary be appointed. He shall give due notice as required of all meetings of the stockholders and Directors. He shall keep or cause to be kept at a place or places required by law a record of the stockholders of the Corporation, giving the names and addresses of all stockholders and the number, class, and series of the shares held by each. He shall be the custodian of the seal of the Corporation, and of all records, contracts, leases, and other papers and documents of the Corporation, unless otherwise directed by the Board of Directors, and shall perform such other duties as the Board of Directors or the President may designate.

         In the case of the Secretary's absence or incapacity, the President may designate an appropriate officer to perform the duties of Secretary.

         Treasurer. The Treasurer shall receive, keep and disburse all moneys belonging to or coming to the Corporation, shall keep regular, true and full accounts of all receipts and disbursements and make detailed reports thereof, shall keep a true record of the expenses, losses, gains, assets, and liabilities of the Corporation, and shall perform such other duties in connection with the administration of the financial affairs of the Corporation as the Board of Directors, or the President may designate.

         In the case of the Treasurer's absence or incapacity, the President may designate an appropriate officer to perform the duties of Treasurer.

         Subordinate Officers. Each subordinate officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

         Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

         Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

         Removal. Any officer of the Corporation may be removed, with or without cause by a majority vote of the Board of Directors at a meeting called for that purpose.

         Exceptions to Officers' Powers and Duties. No person may hold the Office of President or act in the place of the President in the case of absence or disability unless such person so acting is a citizen of the United States.



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                                  ARTICLE VI.

                         Officer and Director Liability


         Director Liability. No person who is at any time a director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director, except for liability (i) for breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director or officer, employee or agent of another corporation in which this Corporation owns shares of Common Stock or of which it is a creditor, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by this Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits this Corporation to provide broader indemnification rights than said law permitted this Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by this Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of this Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to this Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

         Right of Claimant to Bring Suit. If a claim under the previous paragraph is not paid in full by this Corporation within 90 days after a written claim has been received by this Corporation, the claimant may at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for this Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this



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Corporation. Neither the failure of this Corporation (including its Board of
Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by this Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         Non-Exclusivity of Rights. The rights conferred by the two preceding paragraphs shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         Insurance. This Corporation may maintain, at its expense, to protect itself and any such director, officer, employee or agent of this Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not this Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VII.

                            Checks, Notes, Contracts,
                             Assignments and Proxies

         Execution of Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchanges and promissory notes, and all acceptances, obligations, and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized, from time to time, by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

         Execution of Contracts, Assignments, Etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President or any Vice President and attested by the Secretary or an Assistant Secretary, except where required or permitted by law to be otherwise signed and except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Execution of Proxies. Such officer or officers as the Board of Directors may designate, from time to time, shall be authorized to sign and issue proxies to vote upon shares of stock of other companies standing in the name of the Corporation. All such proxies shall be signed in the name of the Corporation.

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                                  ARTICLE VIII.

                                     Waivers

         Waivers. Whenever any notice is required to be given by law, or under the provisions of the certificate of incorporation or of these bylaws, such notice may be waived, in writing, signed by the person or persons entitled to such notice, or by his attorney or attorney thereunto authorized, whether before or after the event or action to which such notice relates.

                                   ARTICLE IX.

                                     Offices

         Registered Office. The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Trust Company or any of its affiliated companies.

         Other Offices. The Corporation may also have offices at such other locations, within or without the State of Delaware, as the Board of Directors may, from time to time, appoint or the business of the Corporation may require.

                                   ARTICLE X.

                                   Fiscal Year

         Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year.

                                   ARTICLE XI.

                              Amendments to Bylaws

         Amendments. These bylaws may be altered, amended, or repealed, and new bylaws adopted by the stockholders or by the Board of Directors by a majority vote at any stockholders meeting or Board of Directors meeting called for that purpose.

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Jeffersonville, IN
May 29, 1998

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